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EXHIBIT 23.7

Consent of D.A. Davidson & Co.

        We hereby consent to the use in the Registration Statement of Sterling Financial Corporation on Form S-4 and in the joint proxy statement/prospectus of Sterling Financial Corporation and Klamath First Bancorp, Inc., which is part of the Registration Statement, of our opinion dated July 14, 2003 appearing as Annex C to such proxy statement/prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

D.A. DAVIDSON & CO.
By:	/s/ Albert V. Glowasky Albert V. Glowasky Managing Director

September 12, 2003

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  EXHIBIT 23.7